Exhibit 10.1

ECHOSTAR CORPORATION

EXECUTIVE OFFICER OR DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (the “Agreement”) is entered into effective as of [Grant Date] (the “Grant Date”), by and between EchoStar Corporation, a Nevada corporation (the “Company”), and [Participant Name] (“Employee”).

RECITAL

WHEREAS, the Company, pursuant to its 2008 Stock Incentive Plan (as amended from time to time, the “Plan”) desires to grant restricted stock units to Employee, and Employee desires to accept such restricted stock units, each under the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Grant of Restricted Stock Units

The Company hereby grants to Employee, as of the Grant Date, [Number of RSUs Granted] restricted stock units (hereinafter called the “Units”), each representing the right to receive one share of the Class A Common Stock of the Company, par value $0.001 per share (the “Common Shares”), upon vesting of that Unit on the terms and conditions set forth in this Agreement.

2.                                      Duration and Vesting

(a)                                 [Subject to the terms and conditions set forth in this Agreement, including, without limitation, payment of all applicable withholding taxes, the Units shall vest in cumulative installments on the following vesting dates (the “Vesting Dates”) as follows:                   ]

or

[Subject to Section 2(f) and the terms and conditions set forth in this Agreement, [performance vesting criteria permitted under the Plan].

Notwithstanding the foregoing vesting schedule, each corresponding increment of the Units shall not vest unless and until the Company shall have achieved the applicable [performance goal(s)], in each case as calculated in accordance with Section 2(f) and subject to the terms and conditions set forth in this Agreement, on or before [Date], respectively.]

No Common Shares shall be issued in exchange for any Unit until that Unit has vested.

(b)                                 Except as permitted pursuant to the Plan, (i) during the lifetime of Employee, the Common Shares issuable upon vesting of the Units shall be issued only to Employee and the Units shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the

Internal Revenue Service Code of 1986, as amended, and regulations thereunder (the “Code”), Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder; and (ii) the Units may not be sold, assigned, transferred or otherwise disposed of, or pledged, alienated, attached, hypothecated, or otherwise encumbered in any manner (whether by operation of law or otherwise), and will not be subject to execution, attachment or other process.  Any purported sale, assignment, transfer, pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any of its subsidiaries.  Any sale, assignment, transfer, pledge, hypothecation or other disposition of the Units or any attempt to make any such levy of execution, attachment or other encumbrance will cause the Units to terminate immediately, unless the Board of Directors of the Company (the “Board”), the Executive Compensation Committee of the Board (the “Committee”) or the General Counsel of the Company, in their sole and absolute discretion for any reason or no reason at any time and from time to time, specifically waives applicability of this provision.

(c)                                  Notwithstanding any other provisions in this Agreement, the Units shall expire, and no Common Shares will be issued in exchange for any Units, on [Date of Expiration] (the “Expiration Date”).

(d)                                 The Company assumes no responsibility for individual income taxes, penalties or interest related to the grant, vesting or adjustment of any Unit, or the issuance of Common Shares in exchange for any Unit or the subsequent disposition of any Common Shares issued in exchange for any Unit. Employee should consult with Employee’s personal tax advisor regarding the tax ramifications, if any, which result from the grant, vesting or adjustment of any Unit or the issuance of Common Shares in exchange for any Unit or any subsequent disposition thereof.  If, in the Company’s sole and absolute discretion for any reason or no reason at any time and from time to time, it is necessary or appropriate to collect or withhold federal, state or local taxes in connection with the grant, vesting or adjustment of any portion of the Units or the issuance of Common Shares in exchange for any Unit or any subsequent disposition of Common Shares, the Company shall be entitled to require the payment of such amounts as a condition to vesting.  Prior to any relevant taxable or tax withholding event, as applicable, Employee shall pay or make arrangements satisfactory to the Company to satisfy all withholding obligations.  In furtherance and without limiting the generality of the foregoing, Employee (on its own behalf and on behalf of each and every other proper party as described in Section 2(b) and/or Section 3(c) of this Agreement) hereby authorizes the Company, in its sole and absolute discretion for any reason or no reason at any time and from time to time (including without limitation, pursuant to the then-current procedures implemented by the Company’s administrator for the Units (the “Administrator”), as such Administrator and procedures are designated by the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time), to satisfy all withholding and all other obligations with regard to any individual income taxes, penalties or interest related to the grant, vesting or adjustment of any Unit or the issuance of Common Shares in exchange for any Unit or any subsequent disposition thereof by one or a combination of the following:

(i)             withholding from any wages or other cash compensation payable to Employee by the Company;

(ii)          withholding Common Shares that are otherwise issuable upon vesting of the Units;

(iii)       arranging for the sale of Common Shares that are otherwise issuable upon vesting of the Units, including, without limitation, selling Common Shares as part of a block trade with other employees under the Plan or otherwise; and/or

(iv)      withholding from the proceeds of the sale of Common Shares issued upon vesting of the Units.

(e)                                  In considering the acceptance of the Units, Employee understands, acknowledges, agrees and hereby stipulates that he or she has used the same independent investment judgment that Employee would use in making other investments in corporate securities.  Among other things, stock prices will fluctuate over any reasonable period of time and the price of the Common Shares may go down as well as up.  No guarantees are made as to the future prospects of the Company or the Common Shares, or that any market for sale of the Common Shares will exist in the future.  No representations are made by the Company except as may be contained in any active registration statement on file with the SEC relating to the Plan at the time of the applicable issuance of the Units.

[(f)                               Provisions relating to the calculation of performance criteria.]

3.                                      Effect of Termination of Employment; Death or Disability; Demotion; Termination After Change in Control

(a)                                 In the event that Employee shall cease to be employed by the Company or its direct or indirect subsidiaries, if any, for any reason other than Employee’s serious misconduct or a violation of the covenants set forth in Section 5 of this Agreement (as described in Section 3(b) of this Agreement) or Employee’s death or disability (as described in Section 3(c) of this Agreement), and Employee shall have vested Units for which Common Shares have not yet been issued, Employee shall have the right to have such Common Shares issued in exchange for such vested Units on the date of such cessation of employment, but only to the extent of the full number of Common Shares issuable upon such vested Units on the date of such cessation of employment, subject to the condition that any portion of the Units not vested as of the date of such cessation of employment shall terminate as of such cessation of employment and no Common Shares shall be issued in exchange for any unvested Units following the date of such cessation of employment, and that no portion of the Units shall vest after the Expiration Date.  Retirement, whether or not pursuant to any retirement or pension plan of the Company, shall be deemed to be a cessation of employment for all purposes of this Agreement.  The termination of the Units by reason of any such cessation of employment shall be without prejudice to any right or remedy which the Company may have against the holder.

(b)                                 In the event that Employee shall cease to be employed by the Company or its direct or indirect subsidiaries, if any, by reason of Employee’s serious misconduct during the course of employment, including without limitation wrongful appropriation of the Company’s funds, theft of Company property or other reasons as determined by the Company, or in the event that Employee violates the covenants set forth in Section 5 of this Agreement, all Units shall be deemed to have terminated and no Common Shares shall be issuable in connection therewith, as of the date of the misconduct or violation.  The termination of the Units by reason of such cessation of employment shall be without prejudice to any right or remedy which the Company may have against the holder.

(c)                                  In the event that: (i) Employee shall die while in the employ of the Company or its direct or indirect subsidiaries, if any, or after cessation of employment for any reason other than serious misconduct or violation of the covenants set forth in Section 5 of this Agreement (as described in Section 3(b) of this Agreement); or (ii) employment is terminated because Employee has become disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company or its direct or indirect subsidiaries, if any, and Employee shall have vested Units for which Common Shares have not yet been issued as of the date of such death or the date of cessation of employment for such disability, then such Common Shares shall be issued to the personal representatives or administrators, executor or guardians of Employee, as applicable, or to any person or persons to whom the Units are transferred by will or the applicable laws of descent and distribution, but only to the extent of the full number of Common Shares issuable upon such vested Units on the date of such death or the date of cessation of employment for such disability, subject to the condition that any portion of the Units not vested on the date of such death or such cessation of employment shall terminate as of the date of such death or such cessation of employment and no Common Shares shall be issued in exchange for any unvested Units following the date of such death or such cessation of employment, and that no portion of the Units shall vest after the Expiration Date. The termination of the Units by reason of such death or such cessation of employment shall be without prejudice to any right or remedy which the Company may have against the holder.

(d)                                 In the event that Employee is demoted (but remains employed) by the Company or its direct and indirect subsidiaries, if any, from Employee’s current level (e.g., chairman, chief executive officer, president, executive vice president, senior vice president, vice president, director, manager, or other level held by Employee on the date of this Agreement), (i) if Employee shall have vested Units for which Common Shares have not yet been issued as of the date of such demotion, then Employee shall have the right to have such Common Shares issued in exchange for such vested Units, but only to the extent of the full number of Common Shares issuable upon such vested Units on the date of such demotion, subject to the condition that any portion of the Units not vested as of the date of such demotion shall terminate as of the date of such demotion and no Common Shares shall be issued in exchange for any unvested Units following the date of such demotion, and that no portion of the Units shall vest after the Expiration Date; and (ii) this Agreement, including without limitation the covenants set forth in Section 5 of this Agreement, shall otherwise continue in force, unless otherwise terminated.  The termination of the Units by reason of such demotion shall be without prejudice to any right or remedy which the Company may have against the holder.

(e)                                  In the event that (i) a Change in Control occurs, and (ii) Employee is terminated by the Company (and not simultaneously employed by the surviving entity — if not the Company — in the Change in Control), for any reason other than for Cause, during the twenty-four (24) month period following such Change in Control, then all Units not previously vested shall immediately vest and Common Shares shall be issued in exchange for the vested Units.

For the purpose of this subsection 3(e), the capitalized terms shall have the following meanings: “Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred. “Cause” means: (i) the willful and continued failure of Employee to substantially perform his duties consistent with past practices prior to the Change in Control; (ii) any illegal conduct or gross misconduct which is materially injurious to the Company or its affiliates; (iii) Employee has been convicted of or pleaded guilty or nolo contendere to a felony or any crime involving moral turpitude or dishonesty; or (iv) Employee has been convicted of or pleaded guilty or nolo contendere to a felony, crime or engaged in conduct which results in a prohibition on Employee from serving, for any period of time, as an officer or director of a publicly-traded company by any federal, state or other regulatory governing body (including without limitation, an exchange or association such as NYSE or Nasdaq). “Change in Control” means: (i) a transaction or a series of transactions the result of which is that any person (other than the Principal or a Related Party) individually owns more than fifty percent (50%) of the total Equity Interests of either (A) the Company or (B) the surviving entity in any such transaction(s) or a controlling affiliate of such surviving entity in such transaction(s); and (ii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who: (a) was a member of such Board of Directors on the date of this Agreement; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or was nominated for election or elected by the Principal and his Related Parties. “Equity Interest” means any Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). “Principal” means Charles W. Ergen. “Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal; (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an eighty percent (80%) or more controlling interest; and (c) the Principal’s personal representatives, administrators, executor, guardians, or any person(s) or entity(ies) to which the Principal’s shares of the Company are transferred as a result of a transfer by will or the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder.

4.                                      Manner of Issuance of Common Shares

(a)                                 The Common Shares issuable upon vesting of the Units shall be issued only to Employee or other proper party as described in Section 2(b), Section 3(c) and/or Section 4(c) of this Agreement, in whole Common Shares upon meeting the applicable vesting requirements for the Units represented by this Agreement and by following, prior to the Expiration Date, the then-current procedures implemented by the Administrator, as such Administrator and procedures are designated by the Company in its sole and absolute discretion from time to time.

(b)                                 Unless notified by the Company or the Administrator to the contrary, the Common Shares issuable upon the vesting of the Units shall be issued on the date specified by the Company within five (5) business days following the date that the General Counsel for the Company determines that all requisite events to issuance of the Common Shares have been properly completed.  The Company shall have no obligation to issue Common Shares upon the vesting of the Units until it has confirmed to its satisfaction that all events requisite for vesting of the Units and issuance of the Common Shares have been accomplished.

(c)                                  The certificate or certificates for the Common Shares, if any, which are issued pursuant to the vesting of the Units may be registered only in the name of Employee (or if Employee so requests, jointly in the name of Employee and with a member of Employee’s family, with the right of survivorship, or in the event of the death of Employee, in the name of such survivor of Employee as the person with the right to receive the Common Shares issuable upon the vesting of the Units shall designate).

5.                                      Covenant Not to Compete; Non-Solicitation; Protection of Confidential Information and Trade Secrets

(a)                                 Employee shall serve the Company and its direct and indirect subsidiaries (collectively, the “Company” for purposes of this Section 5), loyally and in good faith and use Employee’s best efforts to promote the Company’s interests.  Employee hereby agrees not to compete with the Company, not to solicit employees of the Company, not to solicit customers of the Company, and agrees to protect from disclosure Confidential Information and Trade Secrets (as defined in Section 5(e) of this Agreement), pursuant to the terms and conditions hereinafter set forth.

(e)                                  Non-Disclosure of Confidential Information and Trade Secrets.  Employee further agrees to hold in a fiduciary capacity for the benefit of the Company all proprietary and confidential information, knowledge, ideas and data, including, without limitation, customer lists and the Company’s trade secrets, products, processes and programs (“Confidential Information and Trade Secrets”), relating in any way to the present or future business or activities of the Company for as long as such Confidential Information and Trade Secrets remain confidential.  Such Confidential Information and Trade Secrets include but are not limited to: (i) the Company’s financial and business information, such as capital structure, operating results, strategies and plans for future business, pending projects and proposals and potential acquisitions or divestitures; (ii) product and technical information, such as product formulations, new and innovative product ideas, proprietary credit scoring models and approaches, credit policies, new business developments, plans, designs, compilation methods, processes, procedures, program devices, data processing programs, software, software codes, hardware, firmware and research and development products; (iii) marketing information, such as new marketing ideas, mailing lists, the identity of the Company’s customers and prospects, their names and addresses and sales and marketing plans; (iv) information about the Company’s third-party agreements and any confidential or protected information disclosed to the Company by a third-party; (v) the Company’s suppliers, partners, customers and prospect lists; and (vi) personnel information, such as the identity of the Company’s other employees, their salaries, bonuses, benefits, skills, qualifications and abilities.  For the avoidance of doubt and notwithstanding the foregoing, the term “trade secrets” shall mean items of Confidential Information and Trade Secrets that meet the requirements of the Uniform Trade Secrets Act, as adopted in the state of Colorado and as amended from time to time.  All such Confidential Information and Trade Secrets, together with all copies thereof and notes and other references thereto, shall remain the sole property of the Company.  This obligation of confidentiality is intended to supplement, and is not intended to supersede or limit, the obligations of confidentiality Employee has to the Company by agreement, law or otherwise.

(f)                                   Tolling.  Employee further agrees that, while the duration of the covenants contained in this Section 5 will be determined generally in accordance with the terms of each respective covenant, if Employee violates or threatens to violate any of those covenants, Employee agrees to an extension of the duration of such covenant on the same terms and conditions for an additional period of time equal to the time that elapses from the commencement of such violation or threat of violation to the later: of (i) the termination of such violation or threat of violation; or (ii) the final non-appealable resolution of any litigation or other legal proceeding stemming from such violation.

(g)                                  No Waiver.  In addition to (and without limitation of) the other terms and conditions of this Agreement, the failure of the Company to insist upon strict performance of any provision of any agreement between the Company, on the one hand, and another employee, on the other hand, shall not be construed as a waiver of the Company’s right to insist upon strict performance of each and every representation, warranty, covenant, duty and obligation of Employee hereunder.  In addition to (and without limitation of) the foregoing, the election of certain remedies by the Company with respect to the breach or default by another employee of any agreement between the Company, on the one hand, and such other employee, on the other hand, shall not be deemed to prejudice any rights or remedies that the Company may have at law, in equity, under contract (including without limitation this Agreement) or otherwise with respect to a similar or different breach or default hereunder by Employee (all of which are hereby expressly reserved).

(h)                                 Severability.  Each of the covenants in this Section 5 shall be construed as separable and divisible from every other such covenant and the enforceability of any one such covenant shall not limit the enforceability, in whole or in part, of any other such covenant.  In the event that a court, arbitrator or other body of competent jurisdiction holds any covenant in this Section 5 to be invalid, illegal, void or less than fully enforceable as to time, scope or otherwise, the parties agree that such covenant shall be construed by limiting and reducing it to the minimum extent necessary to render such covenant valid, legal and enforceable while preserving the enforceability of such covenant to the greatest extent permissible against Employee; the remaining covenants of this Section 5 shall not be affected by such alteration, and shall remain in full force and effect.

6.                                      Dispute Resolution; Arbitration

(a)                                 Employee and the Company agree that any claim, controversy and/or dispute between them, arising out of, relating to, or in connection with (1) Employee’s application for employment, employment and/or termination of employment (collectively “Employment-Related Disputes”) and/or (2) this Agreement (“Units Disputes”), whenever and wherever brought, shall be resolved by arbitration.  Employee agrees that this agreement to arbitrate is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and is fully enforceable.  For purposes of this Section 6, the Company shall be defined to include its direct and indirect subsidiaries, and the employees, shareholders, officers, and directors of all of the foregoing entities.

(b)                                 For Employment-Related Disputes,

(i)                                     the Company agrees to pay all of the arbitrator’s and arbitration fees and expenses until otherwise ordered by the arbitrator, except that the Company shall not be responsible for Employee’s legal fees and costs, unless awarded to Employee by the arbitrator;

(ii)                                  the arbitration shall be governed by the substantive law of the State of Colorado, without giving effect to choice of law principles;

(iii)                               a single arbitrator engaged in the practice of employment law from the American Arbitration Association (“AAA”) shall conduct the arbitration of Employment-Related Disputes pursuant to the AAA’s Employment Arbitration Rules and Procedures of 2009, without incorporation of AAA’s Mediation Rules and Supplemental Rules for Class Arbitration, which the parties hereby expressly disclaim (the “Rules”), which may be found at http://www.adr.org;

(iv)                              the arbitrator shall have the authority to hear and decide dispositive motions in the context of such arbitration, under the guidelines and legal standards set forth in C.R.C.P. 12 and 56;

(v)                                 regardless of what the Rules state, all arbitration proceedings, including without limitation hearings, discovery, settlements and awards shall be confidential and the arbitration and any hearings shall be held in the City and County of Denver, Colorado; and

(vi)                              the arbitrator’s decision shall be final and binding, and judgment upon the arbitrator’s decision and/or award may be entered in any court of competent jurisdiction.

(c)                                  For Units Disputes:

(i)                                     the Company agrees to pay all of the arbitrator’s and arbitration fees and expenses until otherwise ordered by the arbitrator, except that the Company shall not be responsible for Employee’s legal fees and costs, unless awarded to Employee by the arbitrator;

(ii)                                  the arbitration shall be governed by the substantive law of the State of Colorado, without giving effect to choice of law principles;

(iii)                               a single arbitrator engaged in the practice of commercial law from the AAA shall conduct the arbitration of Units Disputes under the then-current AAA Commercial Dispute Resolution Procedures (“Procedures”), without incorporation of the Rules, which may be found at http://www.adr.org;

(iv)                              the arbitrator shall have the authority to hear and decide dispositive motions in the context of such arbitration, under the guidelines and legal standards set forth in C.R.C.P. 12 and 56;

(v)                                 regardless of what the Rules state, all arbitration proceedings, including without limitation hearings, discovery, settlements and awards shall be confidential and the arbitration and any hearings shall be held in the City and County of Denver, Colorado; and

(vi)                              the arbitrator’s decision shall be final and binding, and judgment upon the arbitrator’s decision and/or award may be entered in any court of competent jurisdiction.

(d)                                 Notwithstanding the foregoing, this agreement to arbitrate all Employment-Related Disputes and/or Units Disputes shall not apply to Employee claims for statutory unemployment compensation benefits, statutory worker’s compensation benefits, charges filed with the National Labor Relations Board alleging violations of the National Labor Relations Act, and claims for benefits from a Company-sponsored “employee benefit plan,” as that term is defined in 29 U.S.C. §1002(3).

(e)                                  Notwithstanding the foregoing, the Company shall have the right to seek any temporary restraining orders and/or preliminary and/or permanent injunctions in a court of competent jurisdiction based on the Company’s claims that Employee is violating the Company’s rights, and/or breaching Employee’s duties and/or obligations, under this Agreement or under any other agreement, at law or in equity regarding: (i) non-competition agreements or obligations; (ii) non-solicitation agreements or obligations; (iii) intellectual property, including without limitation copyrights, patent rights, trade secrets and/or know-how; and/or (iv) confidential information.  Employee agrees that the state and federal courts located in the City and County of Denver, Colorado shall have exclusive subject matter and personal jurisdiction to hear and decide any such action, and that any such court action shall be governed by the substantive law of the State of Colorado, without giving effect to choice of law principles. Employee irrevocably waives, to the fullest extent permitted by law, any and all objections which he or she may now or hereafter have to the venue of any such proceeding brought in any such court, including, without limitation, any claim that such proceeding has been brought in an inconvenient forum.

(f)                                   The prevailing party in any arbitration or court proceeding contemplated by this Section 6 shall be entitled to its, his, or her reasonable attorneys’ fees and to reimbursement of costs of arbitrator’s fees and reasonable arbitration expenses.  Nothing in this Agreement shall require Employee to reimburse the Company for its attorneys’ fees and costs, including arbitration fees and costs, incurred when the Company prevails in defense of any statutory claim of unlawful discrimination, unless said claim brought by Employee is frivolous, unreasonable or without foundation, or Employee continues to prosecute a claim after the claim became frivolous, unreasonable or without foundation.  In the event either party hereto files a judicial or administrative action asserting claims subject to this arbitration provision, and the other party successfully stays such action and/or compels arbitration of the claims made in such an action, the party filing the administrative or judicial action shall pay the other party’s attorneys’ fees and costs incurred in obtaining a stay and/or compelling arbitration.

(g)                                  Each of the provisions of this Section 6 shall be construed as separable and divisible from every other such provision and the enforceability of any one such provision shall not limit the enforceability, in whole or in part, of any other such provision.  In the event that a court, arbitrator or other body of competent jurisdiction holds any provision of this Section 6 to be invalid, illegal, void or less than fully enforceable as to time, scope or otherwise, the parties agree that such provision shall be construed by limiting and reducing it to the minimum extent necessary to render such provision valid, legal and enforceable while preserving the enforceability of such provision to the greatest extent permissible; the remaining provisions of this Section 6 shall not be affected by such alteration, and shall remain in full force and effect.

(h)                                 This Agreement supersedes and renders void any prior agreement(s) to arbitrate between Employee and the Company with respect to the subject matter of this agreement to arbitrate, and there are no agreements, verbal or written or otherwise, between the parties hereto regarding arbitration of Employment-Related Disputes or Units Disputes other than as expressly set forth in this Agreement.  In the event of any conflict or inconsistency between any AAA rules and/or procedures and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

(i)                                     THE RIGHT TO A TRIAL, TO A TRIAL BY JURY, AND TO COMMON LAW CLAIMS FOR PUNITIVE AND/OR EXEMPLARY DAMAGES ARE OF VALUE AND ARE WAIVED PURSUANT TO THIS AGREEMENT.  Other than potential rights to a trial, a jury trial, and common law claims for punitive and/or exemplary damages, nothing in this agreement to arbitrate limits any statutory remedy to which Employee may be entitled under law.

(j)                                    The parties acknowledge that this agreement to arbitrate shall not alter the at-will nature of their employment relationship MEANING THAT EMPLOYEE MAY TERMINATE EMPLOYEE’S EMPLOYMENT WITH THE COMPANY AND ITS DIRECT AND INDIRECT SUBSIDIARIES AT ANY TIME WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE, AND THE COMPANY AND ITS DIRECT AND INDIRECT SUBSIDIARIES RESERVE THE SAME RIGHTS TO TERMINATE EMPLOYEE’S EMPLOYMENT AND/OR DEMOTE EMPLOYEE.

7.                                      Miscellaneous

(a)                                 Units Subject to the Plan.  The Units are issued pursuant to the Plan and are subject to its terms and conditions.  The terms and conditions of the Plan are available for inspection during normal business hours at the principal offices of the Company.  The Committee has final authority to decide, interpret, determine and calculate any and all aspects of the Plan in its sole and absolute discretion for any reason or no reason at any time and from time to time.

(b)                                 No Right to Continued Employment; No Rights as Shareholder. This Agreement shall not confer upon Employee any right with respect to continuance of employment with the Company or any of its direct or indirect subsidiaries, nor will it interfere in any way with the right of the Company and its direct and indirect subsidiaries to terminate such employment or to demote Employee for any reason or no reason at any time and from time to time. Employee shall have none of the rights of a shareholder with respect to Common Shares subject to the Units unless and until such Common Shares shall have been issued to Employee in accordance with this Agreement and the Plan (as evidenced by the records of the transfer agent of the Company).

(c)                                  Changes in Capital Structure.  If there shall be any change in the Common Shares of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, , then appropriate adjustments may be made by the Company, as determined in the sole and absolute discretion of the Committee for any reason or no reason at any time and from time to time, to all or any portion of the Units that have not yet vested and been exchanged for Common Shares or have not been terminated or expired, in order to prevent dilution or enlargement of Employee’s rights under the Units. Such adjustments may include, where appropriate, changes in the number of shares of Common Shares subject to the outstanding Units. Notwithstanding the foregoing, no action that would modify the treatment of the Units under the Code shall be effective unless agreed to in writing by the Company and Employee.

(d)                                 Assigns and Successors.  This Agreement shall inure to the benefit of the Company’s assigns and successors.

(e)                                  Compliance with Law; Legal Requirements.  The Company shall at all times during the term of the Units reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Agreement.  The vesting of the Units and the issuance of any Common Shares in exchange for the Units shall only be effective at such time that the issuance and sale of Common Shares prior or pursuant to such vesting will not violate any state or federal securities or other laws.  The Company may suspend Employee’s right to vesting of the Units and the issuance of any Common Shares in exchange for the Units and shall not issue the Common Shares in exchange for the Units unless it is satisfied in its judgment that the issuance and sale of Common Shares will not violate any of the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules or regulations of the SEC promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts, laws and rules.

If the Company in its sole and absolute discretion so elects, it may register the Common Shares issuable upon the vesting of the Units under the Securities Act, and list the Common Shares on any securities exchange.  In the absence of such election, Employee understands that neither the Units nor the Common Shares issuable upon the vesting of the Units thereof will be registered under the Securities Act, or tradeable on any securities exchange, and Employee represents that the Units are being acquired, and that such Common Shares which will be acquired pursuant to the Units will be acquired, by Employee for investment and not with a view to distribution thereof.

In the absence of an effective Registration Statement meeting the requirements of the Securities Act, upon any sale or transfer of the Common Shares issued pursuant to the Units, Employee shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or transfer of the Common Shares does not violate any provision of the Securities Act or the Exchange Act.

Regardless of whether the offering and sale of the Common Shares have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time may impose restrictions upon the sale, pledge or other transfer of such Common Shares (including the placement of appropriate legends on certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the Exchange Act, the securities laws of any state or any other law.

(f)                                   Notice of Disposal of Common Shares; Withholding.  If Employee shall dispose of any of the Common Shares of the Company acquired by Employee pursuant to the Units within two (2) years from the date the Units were granted or within one (1) year after the transfer of any such shares to Employee upon the vesting of the Units, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction (if any) which may be available to it under the circumstances, Employee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares.  In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure:  (i) notice to the Company of any disposition of the Common Shares of the Company within the time periods described above; and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee.

(g)                                  No Rights as Shareholder; Confidential Treatment of Units.  The holder of the Units will not have any right to dividends or any other right of a shareholder with respect to the Common Shares subject to the Units unless and until such Common Shares shall have been issued to Employee, upon the vesting of the Units and in accordance with this Agreement and the Plan (as evidenced by the records of the transfer agent of the Company).

(h)                                 Confidentiality.  Employee agrees to treat with confidentiality the existence, terms and conditions of the Units, and agrees that failure to do so may result in immediate termination of the Units.

(i)                                     Obligations Unaffected.  Except as expressly set forth to the contrary in Sections 6(e) and 6(h) of this Agreement, the obligations of Employee under this Agreement shall be independent of, and unaffected by, and shall not affect, other agreements, if any, binding Employee which apply to Employee’s business activities during and/or subsequent to Employee’s employment by the Company.

(j)                                    Survival.  Any provision of this Agreement which logically would be expected to survive termination or expiration, shall survive for a reasonable time period under the circumstances, whether or not specifically provided in this Agreement.  Except as set forth to the contrary in Sections 3(d) and 5(b)(iv) of this Agreement, the obligations under this Agreement also shall survive any changes made in the future to the employment terms and conditions of Employee, including without limitation changes in salary, benefits, bonus plans, job title and job responsibilities.

(k)                                 Complete Agreement; No Waiver.  This Agreement sets forth the entire, final and complete understanding between the parties hereto relevant to the subject matter of this Agreement, and it supersedes and replaces all previous understandings or agreements, written, oral, or implied, relevant to the subject matter of this Agreement made or existing before the date of this Agreement. Except as expressly provided by this Agreement, no waiver or modification of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by both parties. The failure of any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or similar nature.

(l)                                     Severability.  Each provision of this Agreement shall be construed as separable and divisible from every other provision and the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision.  Except as otherwise set forth in Section 5(f) of this Agreement, in the event that a court, arbitrator or other body of competent jurisdiction holds any provision of this Agreement to be invalid, illegal, void or less than fully enforceable as to time, scope or otherwise, the parties agree that such provision shall be construed by limiting and reducing it to the minimum extent necessary to render such provision valid, legal and enforceable while preserving to the greatest extent permissible the original intent of the Parties; the remaining terms and conditions of this Agreement shall not be affected by such alteration, and shall remain in full force and effect.

(m)                             Summary Information.  In the event that the Company provides Employee (or anyone acting on behalf of Employee) with summary or other information concerning, including, or otherwise relating to Employee’s rights or benefits under this Agreement (including without limitation the Units, and any vesting thereof), such summary or other information shall in all cases be qualified in its entirety by this Agreement and the Plan, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.

(n)                                 Employee Acknowledgements

(i)                                     Employee understands, acknowledges, agrees and hereby stipulates that he or she is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else.

(ii)                                  Employee understands, acknowledges, agrees and hereby stipulates that he or she has carefully read, considered and understands all of the provisions of this Agreement and the Company’s policies reflected in this Agreement.

(iii)                               Employee understands, acknowledges, agrees and hereby stipulates that he or she has asked any questions needed for him or her to understand the terms, consequences and binding effect of this Agreement and Employee fully understands them, including that he or she is waiving the right to a trial, a trial by jury, and common law claims for punitive and/or exemplary damages.

(iv)                              Employee understands, acknowledges, agrees and hereby stipulates that he or she was provided an opportunity to seek the advice of an attorney of his or her choice before signing this Agreement.

(v)                                 Employee understands, acknowledges, agrees and hereby stipulates that the obligations and restrictions set forth in this Agreement are consistent with Employee’s right to sell his or her labor, the public’s interest in unimpeded trade, are fair and reasonable, and are no broader than are reasonably required to protect the Company’s interests.

(vi)                              Employee understands, acknowledges, agrees and hereby stipulates that it is the Company’s policy to seek legal recourse to the fullest extent possible for breach of this Agreement.  Employee understands that nothing in this Agreement shall be construed to prohibit the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Employee.  Employee further agrees that, if he or she violates or threatens to violate this Agreement, it would be difficult to determine the damages and lost profits which the Company would suffer as a result of such breach including, but not limited to, losses attributable to lost or misappropriated Confidential Information and Trade Secrets and losses stemming from violations of the non-disclosure, non-compete and non-solicitation obligations set forth above.  Accordingly, Employee agrees that if he or she violates or threatens to violate this Agreement, then the Company shall be entitled to an order for injunctive relief and/or for specific performance, or their equivalent, in addition to money damages and any other remedies otherwise available to it at law or equity.  Such injunctive relief includes but is not limited to requirements that Employee take action or refrain from taking action to avoid competing with the Company, to avoid soliciting the Company’s employees or customers, to preserve the secrecy of Confidential Information and Trade Secrets, to avoid conflicts of interest and to protect the Company from irreparable harm.  Employee expressly agrees that the Company does not need to post a bond to obtain an injunction and Employee waives the right to require such a bond.

(o)                                 Notice.  All notices to the Company shall be addressed to: EchoStar Corporation, 100 Inverness Terrace East, Englewood, Colorado, 80112, Attn: Corporate Secretary, or to such other address or person as the Company may notify Employee from time to time.  All notices to Employee or other person or persons then entitled to the Common Shares relating to the Units shall be addressed to Employee or such other person(s) at Employee’s address on file with the Company, or to such other address as Employee or such person(s) may notify the Company or its administrator for the Units in writing from time to time.

Upon Employee’s acceptance of the terms and conditions set forth in this Agreement through the electronic grant process available through the Administrator, this Agreement shall become effective between the parties as of the date first written above.

ECHOSTAR CORPORATION

EMPLOYEE — [Participant Name]

Accepted on [Acceptance Date]

2008 STOCK INCENTIVE PLAN

Explanation of Beneficiary Designation

The 2008 Stock Incentive Plan provides that although common shares issuable upon vesting of a restricted stock unit are able to be issued during Employee’s lifetime only to him or her, common shares issuable upon vesting of a restricted stock unit may be issued after the death of any Employee (if the restricted stock unit was vested and not otherwise terminated prior to such death) to the person whom Employee shall have designated as beneficiary or, if no designation has been made, to the person to whom Employee’s rights shall have passed by will or the laws of descent and distribution.  (Note: A restricted stock unit is not otherwise assignable or transferable.)

The right to designate beneficiaries could provide certain advantages including avoidance of probate (and attendant costs) with respect to receipt of Common Shares issued in exchange for the Units.  Since the individual circumstances of each Employee differ, however, and since the Company cannot warrant the validity or effect of such a designation of beneficiary, it is recommended that you consult your personal tax or other advisor(s) before making any decision, particularly if you propose to designate a trust as beneficiary.

If more than one beneficiary is named, the beneficiaries shall share equally in the rights unless otherwise stated above. Please designate a beneficiary or beneficiaries by following the procedures specified by the Administrator, as such Administrator and procedures are designated by the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time.  Please note that your decision thereon will apply only to the Units evidenced by the accompanying Restricted Stock Unit Agreement and only until you receive the Common Shares issuable upon vesting of such Units.  It does not apply to any future grants of Units since a separate election is made with respect to each grant of Units that may be granted.  If you wish to change a beneficiary for any grant of Units, please contact the Administrator.

Unless otherwise expressly provided, if any designated beneficiary predeceases Employee, any rights shall pass equally to the remaining designated beneficiary(ies), if any, who survive Employee, but if no designated beneficiary survives Employee, any rights shall pass to Employee’s estate. The designation herein is subject to all the terms and conditions of the Plan and all applicable laws, rules and regulations.  In addition, the Company may require an indemnity and/or other assurances from the beneficiary(ies) or successor(s) in connection with the exercise of any rights by such beneficiary(ies) or successor(s) under the Units.

Capitalized terms not otherwise defined in this Explanation of Beneficiary Designation shall have the meaning given to such terms in the accompanying Agreement.